UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendments to 2007 Stock Incentive Plan and 2007 Director Stock Plan. On August 1, 2014, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved amendments to the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”), and 2007 Amended and Restated Director Stock Plan (the “2007 Director Plan”).

2007 Plan

At the Annual Meeting, the Company’s stockholders approved the following amendments to the 2007 Plan:

•	increase in the total number of shares of common stock authorized for issuance under the 2007 Plan from 13,500,000 shares to 20,500,000 shares;

•	decrease in the fungible share reserve ratio so that, for awards granted from and after August 1, 2014, the number of shares of stock available for issuance under the 2007 Plan will be reduced (i) by one share for each share granted pursuant to awards that are restricted stock, restricted stock units and other stock-based awards with a per share price or per unit purchase price lower than 100% of fair market value (“Full-Value Awards”) awarded under the 2007 Plan, and (ii) by one (1) share for each share granted pursuant to awards that are not Full-Value Awards (including, without limitation, stock options or stock appreciation rights) awarded under the 2007 Plan; and

•	extension of the term of the 2007 Plan through August 1, 2024.

In addition, the Company’s stockholders approved the material terms of performance goals that may apply to awards granted under the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The foregoing amendments to the 2007 Plan had been approved by the Board of Directors of the Company on May 8, 2014, subject to and effective upon stockholder approval.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

2007 Director Plan

At the Annual Meeting, the Company’s stockholders approved the following amendments to the 2007 Director Plan:

•	increase in the total number of shares of common stock authorized for issuance under the 2007 Director Plan from 300,000 shares to 800,000 shares; and

•	extension of the term of the 2007 Director Plan through August 1, 2024.

The foregoing amendments to the 2007 Director Plan had been approved by the Board of Directors of the Company on May 8, 2014, subject to and effective upon stockholder approval.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the 2007 Director Plan, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Fiscal 2014 Executive Incentive Plan. On July 31, 2014, the Compensation Committee of the Board of Directors of the Company (the “Committee”) and the Board of Directors of the Company approved an executive incentive plan for the Company’s fiscal year ending March 31, 2015 (“fiscal 2014”). Participants in the plan include the Company’s chief executive officer and all other executive officers. Pursuant to the plan, the Committee designated for each executive officer a target cash incentive amount, expressed as a percentage of the officer’s base salary. The Committee is responsible for determining the payout under the plan to each executive officer except the chief executive officer. The Board of Directors of the Company determines the payout under the plan for the chief executive officer, taking into account the recommendation of the Committee.

The amount of the incentive award actually paid to each executive officer may be less than or greater than the executive’s target cash incentive, with the amount capped at 156% of the target incentive. For each executive officer, individual incentive awards will be determined following the end of fiscal 2014 based on the following factors and their corresponding weightings:

•	the Company’s net loss before, stock-based compensation, amortization of acquisition-related intangibles, restructuring and impairment charges, changes in fair value of derivatives and warrants, non-cash interest expense, and other unusual charges, net of any tax effects related to these items for fiscal 2014 as compared to the established target – 40%

•	the executive’s achievement of individual, measurable objectives during fiscal 2014 as determined by the Committee for all executives with the exception of the chief executive officer, who is evaluated by the Board of Directors – 40%

•	the executive’s overall contribution during fiscal 2014 towards the achievement of the Company’s financial and non-financial objectives (subjective performance measure) – 20%

The following table sets forth each executive officer’s target cash incentive for fiscal 2014:

Executive Officer	Title	Target Incentive as % of Base Salary	Target Incentive

Daniel P. McGahn	President and Chief Executive Officer	100%	$500,000

David A. Henry	Executive Vice President, Chief Financial Officer and Treasurer	50%	$156,000

James F. Maguire	Executive Vice President, Operations	75%	$221,250

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 1, 2014, the Company held its Annual Meeting at which the Company’s stockholders took the following actions:

1. The Company’s stockholders elected the following directors to its board:

DIRECTOR	VOTES FOR	VOTES WITHHELD

Vikram S. Budhraja	29,038,993	1,995,451

Richard Drouin	28,749,261	2,285,183

Pamela F. Lenehan	29,146,204	1,888,240

Daniel P. McGahn	29,089,458	1,944,986

David R. Oliver, Jr.	29,180,179	1,854,265

John B. Vander Sande	26,150,117	4,884,327

John W. Wood, Jr.	29,044,739	1,989,705

There were 35,210,837 broker non-votes for each director.

2. The Company’s stockholders voted to approve amendments to the Company’s 2007 Stock Incentive Plan to add 7,000,000 shares to the total number of shares available for issuance under the plan, to decrease the existing fungible share ratio for future awards, to re-approve performance goals for purposes of Section 162(m) of the Internal Revenue Code, and to extend the term of such plan by a vote of 26,235,540 shares of common stock for, 4,476,330 shares of common stock against and 322,574 shares of common stock abstaining. There were 35,210,837 broker non-votes on this matter.

3. The Company’s stockholders voted to approve amendments to the Company’s 2007 Director Stock Plan to add 500,000 shares to the total number of shares available for issuance under the plan and to extend the term of such plan by a vote of 26,608,149 shares of common stock for, 4,108,783 shares of common stock against and 317,512 shares of common stock abstaining. There were 35,210,837 broker non-votes on this matter.

4. The Company’s stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of McGladrey LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 64,294,402 shares of common stock for, 1,335,371 shares of common stock against and 615,508 shares of common stock abstaining.

5. The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers by a vote of 26,936,185 shares of common stock for, 3,474,124 shares of common stock against and 624,135 shares of common stock abstaining. There were 35,210,837 broker non-votes on this matter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	2007 Stock Incentive Plan, as amended.

10.2	2007 Amended and Restated Director Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 6, 2014	By:	/s/ David A. Henry
David A. Henry
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Stock Incentive Plan, as amended.

10.2	2007 Amended and Restated Director Stock Plan.